SECRETARY OF STATE



                                     [SEAL]




                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ENVIROKARE TECH, INC. did on JUNE 15, 1998, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on JUNE 15, 1998.


                                          /s/ Dean Heller
                                          Secretary of State

                                       By /s/ [ILLEGIBLE]
                                          Certification Clerk


[SEAL]

[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                              ENVIROKARE TECH, INC.


KNOW ALL MEN BY THESE PRESENTS:


     That we the undersigned, have this day voluntarily associated ourselves together for the purposes of forming a corporation under the laws of the State of Nevada and we do hereby certify;


                                       I.

     The name of this corporation is ENVIROKARE TECH, INC.


                                       II.

     The resident agent of said corporation shall be Pacific Corporate Services, Inc, 7631 Bermuda Road, Las Vegas NV 89123 and such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

                                      III.

     The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

                                       IV.

     The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and stockholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of this Corporation in that regard, and without the necessity of amending these Articles of Incorporation. The names and addresses of the first Board of Directors and of the incorporators signing these Articles are as follows:

              Kathy Whyte                        16688-102 Avenue
                                                 Surrey BC CANADA V4N 4X2


                                       V.

     The Corporation is to have perpetual existence.

                                       VI.

     The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares of Common Stock at $.00l par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate, in exchange for cash, property, or services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.


                                      VII.


        The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

IN WITNESS WHEREOF, 1 have set my hand this 12 day of June, 1998.

                                       /s/ Kathy Whyte
                                       ------------------------
                                       Kathy Whyte


COUNTY OF                      )
                               )
PROVINCE OF BRITISH COLUMBIA   )

     On this 12 day of June, 1998, before me a notary public in and for said county and state, personally appeared Kathy Whyte, known to me to be the person whose name is subscribed to the foregoing instrument, and she duly acknowledged to me that she executed the same for the purpose therein mentioned.
     IN WITNESS WHEREOF, I have set my hand and offered by official seal in said County and State the day and year in this Certificate first above written.

                                       /s/ Jeffrey P. Andrews
                                       -----------------------------
                                       Notary Public

                                                      JEFFREY  P. ANDREWS
                                                      Barrister & Solicitor
                                                      10325- 150th Street
                                                      Surrey, B.C. V3R 481
                                                      Telephone: 588-6844

                                                  ------------------------------
                                                         STATE OF NEVADA

                                                       Secretary of State

                                                  I hereby  certify that this is
                                                  a true  and  complete  copy of
                                                  the  document as filed in this
                                                  office


                                                            JUN 15 `98

                                                            DEAN HELLER
                                                       Secretary of State

                                                        BY /s/ DEAN HELLER
                                                  ------------------------------

                               STATE OF NEVADA                 Telephone 702.687.5203
Secretary of State     OFFICE OF THE SECRETARY OF STATE        Fax 702.687.3471
                           101 N. CARSON ST., STE. 3           Web site http://sos.state.nv.us
                       CARSON CITY, NEVADA 89701-4786          Filing Fee:

FILED #  C14064-98

              Certificate of Amendment to Articles of Incorporation
                         For Profit Nevada Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

OCT 12 1999
IN THE OFFICE OF
/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE
1.   Name of corporation:   ENVIROKARE TECH, INC.


2. The articles have been amended as follows (provide article numbers, if available):

     PLEASE SEE ATTACHED NOTARIZED "CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF ENVIROKARE TECH, INC., a Nevada Corporation" for amendment copy and applicable article numbers.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 3,459,950.

4.   Signatures:
/s/ Charles W. Thomas                        /s/ Charles W. Thomas
---------------------------                  -----------------------------------
President or Vice President                  Secretary or Asst. Secretary
(acknowledgement required)                   (acknowledgement not required)

State of:  Nevada
County of: Clark
This instrument was acknowledged before me on

Oct. 12                    , 1999, by
---------------------------  ----
Charles W. Thomas          (Name of Person)
---------------------------
as   PRES-SEC.                                             [NOTARY SEAL]
  -----------------------------------------------
as designated to sign this certificate
of_______________________________________________
(name on behalf of whom instrument was executed)
/s/ Joanne Williams
------------------------------------------------
Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                            OF ENVIROKARE TECH, INC.,
                              a Nevada corporation


     Pursuant to the provisions of the Nevada Revised Statutes, Envirokare Tech, Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

     1. The undersigned hereby certifies that on the 30th day of September, 1999, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

     BE IT RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

     To amend Article VI to provide that the capitalization of the corporation be increased from 200,000,000 shares of common stock at $.001 par value to 200,000,000 shares of Common Stock, par value $.001 per share and 10,000,000 shares of Series A Convertible Preferred Stock, par value $.001 per share, said preferred shares shall be subject to those designations, preferences, and relative rights, qualifications and restrictions as the Board of Directors of this Corporation may designate from time to time.

     2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding issued and outstanding shares of the corporation entitled to vote gave their written consent to the adoption of the Amendment to
Article VI of the Articles of Incorporation as follows:

     ARTICLE VI. The authorized capitalization of this Corporation shall include the sum of 200,000,000 shares of Common Stock at $.001 par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate, in exchange for cash, property, services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive. The authorized capitalization of this Corporation shall also include the sum of 10,000,000 shares of Series A Convertible Preferred Stock at $.001 par value, said stock to be subject to those designations, preferences, and relative rights, qualifications and restrictions as the Board of Directors may designate from time to time.

     IN WITNESS WHEREOF, the undersigned being the President and Secretary of Envirokare Tech, Inc., a Nevada corporation, hereunto affix their signatures this 30th day of September, 1999.

Envirokare Tech, Inc.

By: /s/ Charles W. Thomas                        By: /s/ Charles W. Thomas
    --------------------------------                 ---------------------------
Its: Secretary                                       Its: President

STATE OF   Nevada          )
         ------------------
COUNTY OF  Clark                            )ss
          ----------------------------------
                                             )
--------------------------------------------

On this _7_ day of _Oct. _, _1999, before me a notary public in and for said County and State, personally appeared _Charles Thomas__, known to me to be the person whose name is subscribed to the foregoing instrument, and he duly acknowledges to me that he executed the same for the purposes therein mentioned.

     IN WITNESS WHEREOF, I have set my hand and offered my official seal in said County and State the day and year in this Certificate first above written.

                                                     /s/ Joanne Wiliams
                                                     ---------------------------
                                                     Notary Public

                                                         [NOTARY SEAL]

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                     AND RELATIVE RIGHTS, QUALIFICATIONS AND
                    RESTRICTIONS OF THE SERIES A CONVERTIBLE
                               PREFERRED STOCK OF
                              ENVIROKARE TECH, INC.

                                   ----------

FILED #  CK1064-98

OCT 12, 1999

IN THE OFFICE OF                         Pursuant to Section 78.195 of the
                                  General Corporation Law of the State of Nevada

/s/ Dean Heller

DEAN HELLER SECRETARY OF STATE


     Envirokare Tech, Inc., a corporation organized and existing pursuant to, and by virtue of, the provisions of the General Corporation Law of the State of Nevada ("Corporation"), specifies the designations, preferences, and relative rights, qualifications and restrictions of its Series A Convertible Preferred Stock as follows:

     The undersigned hereby certifies that:

     1. He is the duly elected and acting President and Secretary of the Corporation.

     2. WHEREAS, the Certificate of Incorporation of the Corporation, as amended, Authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $.001 per share ("preferred shares"), and, additionally, authorizes the issuance of shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation, each of those series to be distinctly designated, and on such terms and for such consideration as shall be determined by the Board of Directors of the Corporation, and, additionally, grants to the Board of Directors of the Corporation the authority to determine by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers, if any, and the designations, privileges, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof; and

     3. WHEREAS, the Board of Directors of the Corporation, pursuant to action taken at a special meeting of that Board of Directors held on September 30th, 1999, has duly adopted the following resolutions authorizing the creation of and issuance of a series of that Preferred Stock to be known as Series A Convertible Preferred Stock; NOW, THEREFORE, IT IS:

     RESOLVED, the Board of Directors of the Corporation hereby determines and fixes the number, designations, preferences, privileges, rights and limitations of that series of the Preferred Shares on the terms and with the provisions herein specified:

     1. Designation. A series of Preferred Stock of the Corporation is hereby designated "Series A Convertible Preferred Stock" consisting initially of 10,000,000 shares.

     2. Priority. Shares of the Series A Convertible Preferred Stock shall rank prior to the Corporation's Common Stock, $.001 per value share ("Common Stock"), with respect to the payment of dividends and upon liquidation. Holders of Series A Convertible Preferred Stock, by vote or written consent of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the then outstanding Series A Convertible Preferred Stock, may elect from time to time to allow other series or classes of Preferred Shares to rank senior to the Series A Convertible Preferred Stock with respect to dividends, assets or liquidation. The Company may create additional classes of capital stock, increase the authorized number of shares of Preferred Stock or issue series of Preferred Stock which rank on a parity with the Series A Convertible Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up of the Corporation ("Parity Stock") without the consent of any holder of Series A Convertible Preferred Stock.

     3. Dividends.

     (a) The Corporation does not anticipate paying dividends on either the Preferred Shares or the Common Stock in the foreseeable future; but, rather, the Corporation plans to retain earnings, if any, for the operation and expansion of the business of the Corporation. Any payment of dividends will be at the sole and absolute discretion of the Corporation's Board of Directors and will depend upon, among other things, the operating and financial condition of the Corporation, its capital requirements, earnings, financial condition, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Therefore, there can be no assurance that any dividends on the Series A Convertible Preferred Stock will be paid in the future. Any such dividends may be paid in cash, property or shares of the Corporation's Common Stock.

     (b) In the event the Board of Directors of the corporation declares dividends on the Series A Convertible Preferred Stock, no dividends shall be payable on any shares of any class of the Corporation's capital stock ranking junior and subordinate to the Series A Convertible Preferred Stock as to the payment of dividends, unless all accrued dividends on the Series A Convertible Preferred Stock to the record date of the proposed dividends on the junior class and subordainate shall have been paid or have been declared and an amount sufficient for the payment of those dividends reserved.

     (c) Upon any conversion of any shares Series A Convertible Preferred Stock, as described in Section 6 hereof, the holders thereof shall be entitled to receive in cash any accumulated, accrued or unpaid dividends in respect of such shares of the Series A Convertible Preferred Stock.

     4. Liquidation Preference.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of shares or series thereof ranking junior and subordinate to the Series A Convertible Preferred Stock with respect to the distribution of assets.

     (b) For purposes of this Section 4, a merger or consolidation of the corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations with or into the Corporation, or the sale of all or substantially all of the assets of the Corporation, or any other corporate reorganization, in which consolidation, merger, sale of assets or reorganization the stockholders of the corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation holding more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization, in which case such consolidation, merger, sale of assets or reorganization shall not be treated as a liquidation, dissolution, or winding up within the meaning of this
Section 4.

     (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, specifying a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date elected therein, to the holders of record of the Series A Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

     (d) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any class or series of capital stock ranking on a parity with the Series A Convertible
Preferred Stock in respect of the distribution of assets, unless there shall also be paid at the same time to the holders of the Series A Convertible Preferred Stock similar proportionate distributive amounts, ratably, in proportion to the fully distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

     5. Voting Rights. Except as otherwise provided by the Nevada General Corporation Law, or as specified in Sections 2 and 8 hereof, the holders of Series A Convertible Preferred Stock shall have voting powers, of ten (10) shares of the Corporation's common stock either general or special.

     6. Conversion.

     6.1 Voluntary Conversion. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, into ten (10) shares of the Common Stock at any time within two (2) years of the date of purchase of each share of such Series A Convertible Preferred Stock, at which time the conversion right will terminate.

     6.2 Mandatory Conversion. The Corporation shall have the right to compel conversion of the Series A Convertible Preferred Stock into ten (10) shares of the Common Stock at any time at the sole discretion of the Corporation.

     6.3 Mechanics of Conversion. Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates representing and evidencing the Series A Convertible Preferred Stock, duly endorsed, at the office of the Corporation, or of the Corporation shall have appointed a transfer agent for the Series A Convertible Preferred Stock, at the office of such transfer agent, and shall give written notice to the Corporation at either such office that the holder elects to convert the same; provided, however, that in the event of any mandatory conversion pursuant to Section 6.2 above, the outstanding shares of Series A Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares, whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, if any; and provided, further, however, that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such mandatory conversion unless the certificates evidencing such shares of Series A Convertible Preferred Stock are either delivered to the Corporation or its transfer agent, if any, as provided above, or the holder notifies the Corporation or its transfer agent, if any, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as specified above. The person or persons entitled to receive the shares of Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     6.4. Adjustments for Subdivisions, Combinations or Consolidations of Common Stock. If the outstanding shares of Common Stock are subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, the number of shares of Common Stock into which each share of Series A
Convertible Preferred Stock may be converted shall, concurrently with the effectiveness of such subdivision, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares of Common Stock which each share of Series A Convertible Preferred Stock may be converted into shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

     6.5 Adjustments for Reclassification, Exchange and Substitution. Except as provided in Section 4 of this Certificate, upon any liquidation, dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Convertible Preferred Stock immediately before the change.

     6.6 Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision, combination, consolidation, reclassification, substitution or exchange of shares provided for elsewhere in this Section 6), or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as part of such reorganization, merger, consolidation, or sale, provision, shall be made so that the holders of Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Convertible Preferred Stock after the reorganization, merger, consolidation, or sale so that the provisions of this Section 6 shall be applicable after that event as nearly equivalent as may be practicable.

     6.7 No Impairment. Except as provided in Section 7 of this Certificate, the Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary as appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

     7. Status of Converted Stock. If any shares of Series A Convertible Preferred Stock are converted pursuant to Section 6 of this Certificate, the shares so converted shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Shares which may be reissued by the Corporation at any time as shares of any series of Preferred Shares.

     8. Restrictions and Limitations.

     (a) At such time as shares of Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A Convertible Preferred Stock:

          (i) Redeem,  purchase  or  otherwise  acquire for value,  any share or
     shares  of  Series  A  Convertible  Preferred  Stock,   otherwise  than  by
     conversion in accordance with Section 6 of this Certificate;

          (ii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Convertible Preferred Stock as to dividend or conversion rights and liquidation preferences;

          (iii) Effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Corporation; or

          (iv) Increase or decrease (other than by conversion) the total numbers of authorized shares of Series A Convertible Preferred Stock.

     (b) The Corporation shall not amend its Articles of Incorporation without the approval, by vote or written consent, by the holders of 66 2/3% of the Series A Convertible Preferred Stock, if such amendment would amend, modify, annul, supersede, or otherwise change any of the rights, preferences, privileges of, or limitations provided for herein for the benefit of any shares of the Series A Convertible Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Articles of Incorporation without the approval by the holders of sixty-six and two-thirds percent (66 2/3%) of the Series A Convertible Preferred Stock, if such amendment would:

          (i) Reduce the amount payable to the holders of the Series A Convertible Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series A Convertible Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation; or


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


     (ii) Cancel or modify the conversion rights of the Series A Convertible Preferred Stock provided for in Section 6 of this Certificate.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Relative Rights, Qualifications and Restrictions of the Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 30th day of September, 1999.

(Corporate Seal)


                                                           /s/ Charles W. Thomas
                                                           ---------------------
                                                           President


ATTEST:  /s/ Charles W. Thomas
         ---------------------
         Secretary

     The undersigned, President and Secretary if Envirokare Tech, Inc., a Nevada corporation, declares under penalty of perjury under the laws of the State of Nevada that the matters set out in the foregoing Certificate are true of his own knowledge.

     Executed at Las Vegas, Nevada on September 30th, 1999.

Oct. 7, 1999                                               /s/ Charles W. Thomas
Clark County                                               ---------------------
State Nevada                                               President
Joanne Williams
                                                           /s/ Charles W. Thomas
                                                           ---------------------
                                                           Secretary

                                  [NOTARY SEAL]


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